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                                                                    EXHIBIT 99.1

Thursday January 10, 9:00 am Eastern Time

Press Release

     Lantronix, Inc. to Acquire Building and Home Automation Software Developer Premise Systems, Inc.

     Deal Strengthens Lantronix' Device Networking Solutions With Advanced Automation Software That Provides Enhanced Management Capabilities And Lowers Integration Costs

IRVINE, Calif., Jan. 10 /PRNewswire-FirstCall/ -- Lantronix, Inc. (Nasdaq: LTRX
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- news), announced it has acquired Premise Systems Inc., of Redmond, WA, a
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provider of advanced automation software solutions, pending acceptance of certificates of merger filed today with the secretary of states of Iowa and Delaware. Although terms of the agreement were not disclosed, the pact positions Lantronix to capitalize on the multi-billion-dollar building and home automation markets.

Lantronix Device Networking solutions add intelligence to devices like lighting control systems, security and HVAC systems, entertainment equipment and household appliances, allowing them to be connected to a network and the Internet for real-time access to information. Premise Systems' advanced SYS(TM) software suite complements Lantronix Device Networking products by providing superior management and control capabilities for devices that have been network- and Internet-enabled.

"The acquisition of Premise Systems enables Lantronix to define ourselves as a complete device networking solutions provider," said Fred Thiel, CEO, Lantronix. "From state-of-the-art automation software to real-time operating systems to hardware, Lantronix is now a leading provider of complete building, home and factory automation solutions. This acquisition allows Lantronix to capitalize on the expanding building and home automation markets."

Premise Systems' software is installed as a value-added service in a home or commercial gateway and supplies a set of software development tools that allows manufacturers, integrators and installers to design, publish and manage solutions for end-users. With SYS, building and home automation is greatly simplified and integration costs are reduced.

"Since we began working with Lantronix, both companies have seen the technical barriers to networking and controlling devices almost completely disappear," said Dan Quigley, CEO, Premise Systems. "Formalizing our relationship through this deal should allow us to refine our technologies, making them more cost-effective and easy to implement, and extend our services to a wider audience of consumers."

Lantronix and Premise Systems are both members of the Microsoft Universal Plug and Play Forum, an industry consortium dedicated to creating standards that greatly simplify the implementation of

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device networks in home and corporate environments. For the second consecutive year, Lantronix and Premise Systems will collaborate at the Consumer Electronic Show (CES), providing both hardware and software solutions to connect dozens of devices and appliances in the Microsoft connected home display.

Premise brings Lantronix a group of talented software engineers with experience from companies like Microsoft. In addition to engineering talent and its SYS software suite, Premise opens up new opportunities and strengthens Lantronix' relationships with companies that are pioneering the Connected Home.

In related news, Premise entered into a commercial agreement in mid- December with SMART to jointly deliver home networking and automation systems. SMART is a company formed last year as a result of a partnership and investments between Smart LLC, General Electric Industrial Systems, and Microsoft, introducing the new brand name, GE SMART for the Connected Home. Premise Systems teamed up with SMART to deliver easy-to-use GE SMART Connected Home consumer automation systems.

About Premise Systems, Inc.

With offices in Redmond, Washington, and Ames, Iowa, Premise Systems is innovating the next generation in networking software products that leverage the resources of the Internet by interconnecting and adding intelligence to thousands of electronic devices, including home entertainment equipment, appliances, lighting, security and environmental control systems. Premise Systems SYS(TM) Automation Software products and services are changing the way people work, live and play, making it easy for users to manage and control everyday common devices. For more information, visit www.premisesystems.com.
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About Lantronix

Lantronix, Inc. (Nasdaq: LTRX - news) is a provider of hardware and software
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solutions ranging from systems that allow users to remotely manage network infrastructure equipment to technologies that network-enable devices and appliances. Lantronix was established in 1989, and its worldwide headquarters are in Irvine, Calif. For more information, visit the company on the Internet at www.lantronix.com.
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This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding the benefits of consummating the acquisition of Premise Systems are forward- looking looking, and are subject to significant risks and uncertainties, including the risk that the acquisition might not yield the anticipated benefits for a variety of reasons, including the possibility that we will not be able to combine both companies' products to achieve synergy in the areas of manufacturing, engineering and technical support. Acquisitions often consume significant attention of the management and employees of the companies involved, which may result in a reduction in productivity. If we fail to

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consummate the acquisition, or if the acquisition does not provide the anticipated benefits, our business could be harmed. Because of these and the other risk factors identified in our SEC filings our actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Lantronix undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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